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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



             Date of Report (Date of earliest event reported):
                               April 9, 1999


                       COMMISSION FILE NUMBER 0-3085



                           WYMAN-GORDON COMPANY
    (Exact name of registrant as specified in its charter)



         MASSACHUSETTS                    04-1992780
(State or other jurisdiction           (I.R.S. Employer
incorporation or organization)         Identification No.)



244 WORCESTER STREET, BOX 8001, NO. GRAFTON, MASSACHUSETTS 01536-8001
       (Address of principal executive offices and zip code)


Registrant's telephone number, including area code  508-839-4441

















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ITEM 5.   OTHER EVENTS

     Wyman-Gordon Company recorded a pre-tax charge of $13.8 million related to a previously reported industrial accident that occurred on December 22, 1996. This charge is being taken in accordance with generally accepted accounting principles and is due to the following events.

     On December 22, 1996, a serious industrial accident occurred at the Houston, Texas facility of Wyman-Gordon Forgings, Inc. ("WGFI"), a wholly-owned subsidiary of the Company, in which eight employees were killed and certain other persons were injured. As previously reported, the Company and WGFI have settled the claims of four decedents' families and various other claimants on terms acceptable to the Company and its insurance carriers. Subsequent to the March 23, 1999 earnings release, the Company reached agreement with the families of three additional decedents and an injured employee which represents the major portion of the unsettled claims. Settlement of these claims is subject to the execution of mutually satisfactory releases.

     The amounts to be paid in settlement of all cases will exceed the Company s available liability insurance for the period covering the December 22, 1996 accident. The Company has recorded this charge in the third quarter of fiscal year 1999 to cover its share of the costs of defending the lawsuits and funding the agreed settlements and its best estimate of future defense and settlement costs. The Company believes that the charge it has recorded will be sufficient to cover such costs and that in the event the Company were required to make payments in excess of such charge, such payments would not be likely to have a material adverse impact on the Company s financial condition or results of operations, although no assurance as to the outcome or impact of the remaining litigation can be given.

The charge is reflected in the amended 1999 fiscal year third quarter results. The charge has no effect on the Company's previously reported operating income or net income before special charges for the third quarter, but does increase the reported net loss and the related loss per share by $8.8 million and $.25,
respectively.   Therefore, the amended net loss for the quarter
ended February 28, 1999 is $9.4 million, or a net loss per diluted share of $.26. Similarly, results for the first nine months of fiscal year 1999 have been restated resulting in reported net income of $17.5 million or $.48 per diluted share.

     At February 28, 1999, the Company's cash balance was $61.6 million and current assets were $330.7 million versus current liabilities of $119.2 million.

     Wyman-Gordon Company is a leading manufacturer of high quality, technologically advanced forgings, investment castings and composite structures for the commercial transportation, commercial power and defense industries. The Company employs approximately 4,200 and, in its most recent fiscal year ended May 31, 1998, its revenues were $752.9 million.

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ITEM 5.   OTHER EVENTS, Continued

     This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risk and uncertainties that could cause actual results of the Company to differ materially from those matters expressed in or implied by such forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are in some cases beyond the control of the Company and may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed from time-to-time in the Company's SEC filings.








































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                                SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WYMAN-GORDON COMPANY




Date:    04/09/99             By:  /S/WALLACE F. WHITNEY, JR.
                                   Wallace F. Whitney, Jr.
                                   Vice President,
                                   General Counsel and Clerk






































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